Exhibit 99.1

PRESS RELEASE

Calyxt Names Biotech Veteran and Board of Directors

Member Dr. Yves J. Ribeill as Interim CEO

Calyxt to host conference call on Wednesday, August 22, 2018 at 8:30 a.m. ET – 7:30 a.m. CT

Minneapolis-St. Paul, Minn. and New York, NY, August 22, 2018 – Calyxt, Inc. (NASDAQ: CLXT) and Cellectis S.A. (NASDAQ: CLLS – EURONEXT GROWTH: ALCLS) announced today its Board of Directors has appointed Yves Ribeill, Ph.D., as Interim Chief Executive Officer, effective immediately. Dr. Ribeill replaces Federico Tripodi, who is leaving the Company to pursue other opportunities. Currently a member of Calyxt’s Board of Directors, Dr. Ribeill will work closely with the executive management team to promote the development of the Company’s products to benefit consumers, including the commercial launch of Calyxt’s high-oleic soybean oil.

In addition, the Board of Directors of Calyxt appointed Jonathan Fassberg, founder of the Trout Group and currently Co-Chief Executive Officer of Solebury Trout, as a member of the Board of Directors and a member of the Audit Committee.

“Given Yves’ extensive prior experience in healthcare, coupled with his strategic abilities, business development experience and broad network, the Board is confident he will bring the right combination of skills necessary to succeed during this pivotal period for Calyxt,” said Dr. André Choulika, Chairman of Calyxt’s Board of Directors. “The Company is making significant strides to develop healthy food products for consumers, and we expect Dr. Ribeill to solidify Calyxt’s position as a leader in the field.” Dr. Choulika added, “the Company would like to thank Mr. Tripodi for his service as CEO and wishes him the very best in his future endeavors”.

“Healthy eating and healthy living go hand-in-hand,” added Dr. Ribeill. “I strongly believe that Calyxt will play a vital role in keeping people healthy across the world, and the Company has enormous potential to create foods that exhibit healthy characteristics. At Calyxt, we have the unique opportunity to lead an important trend in agriculture towards creating healthier crops and food ingredients. We view it as our duty to address the health and nutrition concerns of today’s society by developing better, more nutritious foods for consumers.”

Yves Joseph Ribeill, Ph.D., founded SCYNEXIS, Inc (NASDAQ: SCYX) and served as President and CEO from 1999 to 2015. Dr. Ribeill has more than 35 years of experience in the healthcare industry, with an expertise in anti-infective diseases including bacterial, fungal, viral and parasiticidal and in microbiome- centric diseases. Prior to moving to the U.S. 21 years ago, Dr. Ribeill held several management positions during his international career with Rhône-Poulenc and Aventis in France and in the UK. Dr. Ribeill was a member of the Scientific Advisory Committee of the World Health Organization, the Medicines for Malaria Venture and is currently Vice Chairman of the Triangle Global Health Consortium in North Carolina.

Conference Call Details

Calyxt to hold a conference call for investors Wednesday, August 22, 2018 at 8:30a.m. ET – 7:30a.m. CT.

The live dial-in information for the conference call is:

US & Canada only: 877-407-9747

International: 412-902-0044

Replay Information

Conference ID #: 13673206

Replay Dial-In (Toll Free US & Canada): 877-660-6853

Replay Dial-In (International): 201-612-7415

Expiration Date: 9/5/18

Webcast URL (archived for 6 months):

https://78449.themediaframe.com/dataconf/productusers/clxt/mediaframe/26 097/indexl.html

About Calyxt

Calyxt, Inc. is a consumer-centric, food- and agriculture-focused company. Calyxt is pioneering a paradigm shift to deliver healthier food ingredients, such as healthier oils and high fiber wheat, for consumers and crop traits that benefit the environment and reduce pesticide applications, such as disease tolerance, for farmers. Calyxt develops non-transgenic crops leveraging processes that occur in nature by combining its leading gene-editing technology and technical expertise with its innovative commercial strategy. Calyxt is located in Minneapolis-St. Paul, MN, and is listed on the Nasdaq market (ticker: CLXT).

For further information please visit our website: www.calyxt.com

Calyxt™ and the corporate logo are trademarks owned by Calyxt, Inc.

TALEN® is a registered trademark owned by the Cellectis S.A.

For further information, please contact:

Media contacts

Jennifer Moore, VP Communications

Phone: 917-580-1088

email: media@calyxt.com

Caitlin Kasunich / Nick Opich

KCSA Strategic Communications

212.896.1241 / 212.896.1206

email: ckasunich@kcsa.com / nopich@kcsa.com

Investor Relations contact

Simon Harnest, VP Corporate Strategy and Finance

Phone: 646-385-9008

email: simon.harnest@calyxt.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward- looking statements, including those factors discussed under the caption entitled “Risk Factors” in Calyxt’s Annual Report on Form 10-K, and Cellectis’ Annual Report on Form 20-F and the financial report (including the management report) for the year ended December 31, 2017 along with other Calyxt and Cellectis subsequent filings with the U.S. Securities and Exchange Commission. We do not assume any obligation to publicly provide revisions or updates to any forward- looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable laws.